Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-114120 on Form S-8 pertaining to the Western Reserve Bancorp, Inc. Employee Stock Purchase Plan and in Registration Statement No. 333-143400 pertaining to the Western Reserve Bancorp, Inc. Amended and Restated 1998 Stock Option Plan of our report dated March 20, 2009, which is incorporated by reference in this Annual Report on Form 10-K of Western Reserve Bancorp, Inc. for the year ended December 31, 2008.

Crowe Horwath LLP
Cleveland, Ohio
March 27, 2009